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                                                                   Exhibit 4.2

                        REGISTRATION RIGHTS AGREEMENT


         THIS AGREEMENT is made and entered into as of this 25th day of February, 1997 between Cadus Pharmaceutical Corporation, a Delaware corporation (the "Issuer") and SmithKline Beecham Corporation, a Pennsylvania corporation (the "Investor").

         Background. Concurrently with the execution of this Agreement, the Issuer and the Investor have entered into Stock Purchase Agreement pursuant to which the Investor may acquire certain shares (the "Registrable Shares") of common stock of the Issuer (the "Common Stock"). Any such purchase and sale of the Registrable Shares is intended to be accomplished through a private placement exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

          1. "Piggy Back" Registration. If at any time or times subsequent to the first anniversary of the initial purchase by the Investor of any of the Registrable Shares the Issuer shall determine to register under the Securities Act (including pursuant to a demand of any stockholder of the Issuer exercising registration rights) a public offering for cash of any of Common Stock, other than on Form S-8 or Form S-4 or their then equivalents, it shall send to each holder of Registrable Shares written notice of such determination. If within 15 days after receipt of such notice, such holder shall so request in writing, the Issuer shall use its best efforts to include in such registration statement all or any part of the Registrable Shares such holder requests to be registered; provided, however, that the Issuer shall have the right to postpone or withdraw any such registration at its sole discretion. If in connection with any offering involving an underwriting of Common Stock to be issued by the Issuer, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in any such registration statement because, in its judgment, such limitation is desirable to effect an orderly public distribution, the Issuer, or if the registration statement is requested by a holder or holders pursuant to a demand or mandatory registration right, such holder or holders, shall have first priority and the right to register all the shares of which the Issuer or such holders, as the case may be, desire to sell, and the balance of the shares to be included in said registration statement shall be allocated ratably (on the basis of the number of shares requested to be included) among the holders entitled to "piggy-back" on said registration statement, including the holders of Registrable Shares. Notwithstanding the foregoing, the Issuer shall not be obligated to include any Registrable Shares in a


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registration statement pursuant to this Section 1 if the number of Registrable
Shares requested to be included in such registration shall have a fair market value (based upon the probable offering price as estmated in good faith by the Board of Directors of the Issuer) of less than $1,000,000). No incidental right under this Section 1 shall be construed to limit any registration required under
Section 2. The Issuer shall have the right to select the investment banker(s) and manager(s) to administer the offering.

         Notwithstanding anything in this Section 1 to the contrary, the Issuer shall only be required to include Registrable Shares in a registration statement and send notices of determination to register under the Securities Act, as described above, with respect to:

                (a) any holder of Registrable Shares that holds Registrable Shares having a fair market value, based upon the probable offering price (as estimated in good faith by the Board of Directors of the Issuer) in excess of $1,000,000; or

                (b) holders of Registrable Shares that have held such shares for less than three years; or

                (c) affiliates of the Issuer, as defined under the Rules promulgated under the Securities Act, unless such affiliates have the capability to sell all his or its Registrable Shares within 180 days under such Rules.

          2. Required Registration. Upon written request by the Investor at any time subsequent to the earlier of (x) the first anniversary of the initial purchase by the Investor of any of the Registrable Shares or (y) the Key Check Point Date (as defined in the research collaboration and license agreement between the Issuer, the Investor and SmithKline Beecham plc executed concurrently with this Agreement), the Issuer will use its best efforts to cause such of the Registrable Shares as may be requested by the Investor to be registered under the Securities Act as expeditiously as practicable. It is the expressly understood that in the event of any such request, unless otherwise indicated by the holder making such request, the registration statement shall be filed under Rule 415 under the Securities Act which permits an offering on a delayed or continuous basis, subject, however, to the provisions of Section 3 below. The Issuer shall not be obligated to effect more than two registration statements pursuant to this Section 2; provided that the Issuer shall not be required to effect more than one such registration statement in any twelve month period. If the Issuer determines to include shares to be sold by it in any registration request pursuant to this Section 2, such registration shall be deemed to have been a registration under

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Section 1 of this Agreement. The Investor shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject, however, to the approval of the Issuer, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Issuer shall not be obligated to file a registration statement with the Securities and Exchange Commission pursuant to this Section 2 (a) within 180 days following the effective date of any registration of securities by the Issuer in an underwritten public offering, (b) if the Issuer has sent notice to the Investor of a proposed registration of Common Stock pursuant to Section 1 hereof and is diligently pursuing such registration, (c) if the Issuer has filed a registration statement which has not yet been declared effective by the Securities and Exchange Commission and the Issuer is diligently pursuing such effectiveness, (d) if the number of Registrable Shares to be included in such registration shall have a fair market value (based upon the probable offering price as estimated in good faith by the Board of Directors of the Issuer) of less than $1,000,000, or (e) if such registration cannot be accomplished without requirement for an audit of the Issuer's financial statements other than the annual audit.

          3. Effectiveness. The Issuer will use its best efforts to maintain the effectiveness of any registration statement filed pursuant to
Section 2 registering Registrable Shares being offered on a continuous basis to enable the holder of the Registrable Shares to sell on a delayed or continuous basis as permitted by Rule 415 under the Securities Act, and from time to time will amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation; provided, however, that the Issuer shall not be obligated to maintain the effectiveness of said registration statement for a period in excess of 120 days after the date on which such registration statement first becomes effective.

          4. Indemnification of Investor. In the event that the Issuer registers any of the Registrable Shares under the Securities Act, the Issuer will indemnify and hold harmless the Investor and each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such shares may be sold) and each Person, if any, who controls the Investor or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses, or liabilities, joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Investor, each such underwriter and each such controlling


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person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus, or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Issuer), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by the Issuer of any rule or regulation promulgated under the Securities Act applicable to the Issuer and relating to action or inaction required in connection with such registration, unless (i) such untrue statement or omission or alleged untrue statement or omission was made in such registration statement, preliminary or amended preliminary prospectus, or prospectus in reliance upon and in conformity with information furnished in writing to the Issuer in connection therewith by the Investor, any such underwriter or any such controlling person expressly for use therein, or unless
(ii) in the case of a sale directly by such holder of Registrable Shares (including a sale of such Registrable Shares through any underwriter retained by such holder of Registrable Shares to engage in a distribution solely on behalf of such holder of Registrable Shares), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Investor failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act. Promptly after receipt by the Investor, any underwriter or any controlling person of notice of the commencement of any action in respect of which indemnity may be sought against the Issuer, the Investor, or such underwriter or such controlling person, as the case may be, will notify the Issuer in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Issuer shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Investor, such underwriter or such controlling person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Issuer. The Investor, any such underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be

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at the expense of the Issuer unless the employment of such counsel has been specifically authorized in writing by the Issuer. The Issuer shall not be liable to indemnify any person for any settlement of any such action effected without the Issuer's written consent. The Issuer shall not, except with the approval of each party being indemnified under this Section 4, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

          5. Indemnification of the Issuer. In the event that the Issuer registers any of the Registrable Shares under the Securities Act, the Investor will indemnify and hold harmless the Issuer, each of its directors, each of its officers who have signed the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each Person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Issuer and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus, or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Issuer in connection therewith by the Investor expressly for use therein; provided, however, that the Investor's obligations hereunder shall be limited to an amount equal to the proceeds to such holder of the Registrable Shares sold in such registration. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against the Investor, the Issuer will notify the Investor in writing of the commencement thereof; and the Investor shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of


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counsel, who shall be counsel reasonably satisfactory to the Issuer) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against the Investor. The Issuer and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Investor unless employment of such counsel has been specifically authorized in writing by the Investor. The Investor shall not be liable to indemnify any person for any settlement of any such action effected without the Investor's written consent. The Investor shall not, except with the approval of each party being indemnified under this Section 5, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

          6. Damages. The Issuer recognizes and agrees that the Investor will not have an adequate remedy if the Issuer fails to comply with any of the provisions of this Agreement, and that damages will not be readily ascertainable, and that, in the event of such failure, the Investor or any other person entitled to the benefits of any of the provisions of this Agreement shall be entitled to seek specific performance of any and all provisions hereof or entry of an order enjoining the Issuer from continuing to commit any such breach of any of the provisions of this Agreement.

          7. Further Obligations of the Issuer. Whenever under the preceding sections of this Agreement, the Issuer is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

                (a) Furnish to each selling holder such copies of each preliminary and final prospectus and such other documents as said holder may reasonably request to facilitate the public offering of its Registrable Shares;

                (b) Use its best efforts to register or qualify the Registrable Shares covered by said registration statement under the applicable securities or "blue sky" laws of such jurisdictions as the underwriter for the offering may reasonably request, or, if there is no underwriter, in such states as the Issuer and the selling holder shall mutually determine to be reasonably required to accomplish the proposed distribution; provided, however, that the Issuer shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to the service of process in suits other than those

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arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject.

                (c)  Furnish to each selling holder a signed counterpart of:

                        (i)      an opinion of counsel for the
                Issuer, dated the effective date of the registration statement, and

                        (ii) "comfort" letters signed by the Issuer's independent public accountants who have examined and reported on the Issuer's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants,

covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities, to the extent that the Issuer is required to deliver or cause the delivery of such opinion or "comfort" letters to the underwriters in an underwritten public offering of securities;

                (d) Subject to execution by them of mutually acceptable confidentiality agreements as to matters deemed by the Issuer to be confidential or proprietary, permit each selling holder or its counsel or other representative to inspect and copy such corporate documents and records as may reasonably be requested by them in connection with participation by such selling holder pursuant to this Agreement;

                (e) Furnish to each selling holder a copy of all documents filed and all correspondence dispatched from or to the Securities and Exchange Commission in connection with any such offering; and

                (f) Use its best efforts to insure the obtaining of all necessary approval from the National Association of Securities Dealers, Inc.

          8. Expenses. In the case of a registration under Section 1 or the first registration under Section 2, the Issuer shall bear all registration costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange


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Commission filing fees and "blue sky" fees and expenses; provided, however, that in the case of the second registration under Section 2 and with respect to
Section 1, in the case of registration in which the Issuer is not registering any shares for its own account, the selling holder or holders (including the Investor if the Investor is a selling holder) shall bear all such costs and expenses, exclusive, in each case, of the cost of any year end audit of the Issuer's financial statements and exclusive of any compensation of directors, officers or employees of the Issuer, all of which shall be borne entirely by the Issuer; provided, further, that the Issuer shall have no obligation to pay or otherwise bear (a) any portion of the underwriters' commissions or discounts attributable to the Registrable Shares being offered and sold by the Investor or
(b) any portion of the costs and expenses of legal counsel, if any, for the Investor and/or selling holders.

          9. Exception. The Issuer shall not be required to effect a registration under this Agreement if, in the written opinion of counsel for the Issuer, which counsel and the opinion so rendered shall be reasonably acceptable to the Investor, the Investor may sell, without registration under the Securities Act, all Registrable Shares for which it had requested registration under the provisions of the Securities Act in the quantity in which the Registrable Shares were proposed to be sold.

         10. Transfer of Registration Rights. The registration rights of the Investor herein granted to the Investor pursuant to this Agreement may be transferred to any transferee of Registrable Shares who is an affiliate of the Investor, as that term is defined in the Securities Act.

         11. Miscellaneous.

                (a) No Waiver; Cumulative Remedies. No single or partial exercise of any such right, power or remedy hereunder shall operate so as to preclude the further exercise thereof or the exercise of any other right, power or remedy hereunder, unless otherwise provided in this Agreement. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                (b) Amendments, Waivers and Consents. Except as otherwise expressly provided in this Agreement, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein or therein set forth may be omitted or waived, so long as the parties so agree in writing. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only to the extent expressly set forth therein.

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                (c)  Addresses for Notices.  All notices, requests, demands and other communications provided for hereunder shall be in writing (including electronic facsimile transmission) and mailed, telecopied or personally delivered to the applicable party at the addresses indicated below:

         If to the Issuer:

                Cadus Pharmaceutical Corporation
                777 Old Saw Mill River Road
                Tarrytown, NY  10591
                Attention:  President
                Fax No.:  (914) 345-3565

         with a copy to:

                Morrison Cohen Singer & Weinstein, LLP
                750 Lexington Avenue
                New York, NY  10022
                Attention:  Salomon R. Sassoon, Esq.
                Fax No.:  (212) 735-8708

         If to the Investor:

                SmithKline Beecham Corporation
                709 Swedeland Road
                King of Prussia, PA  19406
                Attention:  Dr. John Keller
                Fax No.:  (610) 270-5962

         with a copy to:

                SmithKline Beecham Corporation
                One Franklin Plaza (FP2225)
                Philadelphia, PA  19102
                Attention:  Donald F. Parman
                Fax No.:  (215) 751-5349

Either party may change its address by written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when telecopied or personally delivered, respectively, be effective when received or when delivery is refused and shall be effective on the third business day after the date mailed.

                (d) Binding Effect; Assignment. Except as otherwise specifically provided for herein, this Agreement shall be binding upon and inure to the benefit of the Issuer, the Investor and their respective successors and permitted assigns.


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                (e)  Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                (f) Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws.

                (g) Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                (h) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

                IN WITNESS WHEREOF, the Issuer and the Investor have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                  Cadus Pharmaceutical Corporation

                                  By:     /s/ Jeremy M. Levin
                                      -------------------------------------
                                      Name: Jeremy M. Levin
                                      Title: Chief Executive Officer


                                  SmithKline Beecham Corporation

                                  By:    /s/ Jean-Pierre Garnier
                                      -------------------------------------
                                      Name:  Jean-Pierre Garnier
                                      Title: Chief Operating Officer

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